ADDENDUM TO ROYALTY AGREEMENT


This is an addendum to the Royalty Agreement between Wimax EU Ltd (WEL) and Eurotech Capital Ventures LTD (Eurotech) dated November 15, 2004 and as such is attached here to and made a part of.

Euro tech hereby fully and forever waives the right to terminate the agreement pursuant to Section 5 of the Royalty Agreement titled :Novation: wherein Eurotech was granted the option to terminate the agreement if the registration filed by WEL with the SEC was not deemed effective by November 30, 2005.

Signed on this 13th day of December 2005.

Eurotech Capital Ventures, Ltd.

/s/  Janice Hypolite
---------------------------